CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the references to our firm in the Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report on the financial statements and financial highlights dated October 14, 1997 with respect to the Lighthouse Growth Fund series. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders of the Fund which are incorporated by reference into the Statement of Additional Information.

                                              Ernst & Young LLP


Los Angeles, CA
November 7, 1997